SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

               Current Report Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         April 11, 2007
                                                --------------------------------


                             Transbotics Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                        0-18253                  56-1460497
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 (State or other                   (Commission             (I.R.S. Employer
   jurisdiction                    File Number)            Identification No)
 of incorporation)



3101 Latrobe Drive                          Charlotte NC           28211
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           (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code      (704) 362-1115
                                                  ------------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.02      Departure of Directors or Principal Officers; Election of
               ---------------------------------------------------------
               Directors; Appointment of Principal Officers.
               --------------------------------------------

               Mr. Charlie Robison was appointed by the Board of Directors to the position of Chief Executive Officer (CEO) and Vice-Chairman of the Board of Directors, effective April 9, 2007. Former CEO, Mr. Claude Imbleau, will remain as Transbotics President and Chief Financial Officer. Both Mr. Robison and Mr. Imbleau will retain their positions on the Board of Directors.

               Mr. Robison, before becoming a director of Transbotics Corporation in 2005, was the President of Chicago Pneumatic where he had worked for 7 years. At the time of his departure, Chicago Pneumatic was a global manufacturer of power tools with $300 million dollars in sales.

               The Transbotics Board of Directors formed a special Compensation Committee to finalize an employment contract with Mr. Robison. The final terms of this contract are not yet completed at this time.


Item 9.01.     Financial Statements and Exhibits.
               ---------------------------------

               99.1 Press Release of Transbotics Corporation, dated as of April 11, 2007.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Transbotics Corporation, Inc..



Date: April 11, 2007                       By:     /s/ Claude Imbleau
                                              ----------------------------------
                                              Claude Imbleau
                                              President / CFO

                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                    Description
-----------                    -----------

   99.1 Press Release of Transbotics Corporation, dated as of April 11, 2007.